Exhibit 13.1

ASAT Holdings Limited

Certification of Acting Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Tung Lok Li, the Acting Chief Executive Officer of ASAT Holdings Limited (the “Company”), does hereby certify as follows:

To the best of my knowledge, the Company’s annual report on Form 20-F for the fiscal year ended April 30, 2007 accompanying this Certification in the form filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: October 15, 2007

By:	/s/ Tung Lok Li
Name:	Tung Lok Li
Title:	Acting Chief Executive Officer

The Certification set forth above is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and should not be deemed to be filed under the Securities Exchange Act of 1934 by the Company or the certifying officers.